Exhibit 99.3

September 17, 2019

Except where the context otherwise suggests, as used herein, (i) “MVW,” “we,” “us” and “our” refers to Marriott Vacations Worldwide Corporation, a Delaware corporation, and its subsidiaries and (ii) “ILG” refers to ILG, LLC, a Delaware limited liability company (f/k/a ILG, Inc.), and its subsidiaries prior its acquisition by MVW on September 1, 2018.

The below “Unaudited Pro Forma Combined Statements of Income” were included in the Offering Memorandum dated September 17, 2019.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

On September 1, 2018 (the “Acquisition Date”), MVW completed the acquisition of ILG, through a series of transactions, after which ILG became an indirect wholly-owned subsidiary of MVW (the “Combination Transactions”).

The following unaudited pro forma combined statements of income present the combination of the historical statements of income of MVW and ILG, adjusted to give effect to the Combination Transactions. Presentation of pro forma combined statements of income is not required for any period beginning after the Acquisition Date because the Combination Transactions are already reflected in the historical statements of income for any such period. Presentation of a pro forma combined balance sheet is not required because the Combination Transactions are already reflected in the historical MVW consolidated balance sheet after the Acquisition Date.

These unaudited pro forma combined statements of income give effect to the Combination Transactions. Specifically, MVW presents the pro forma combined statement of income for the fiscal year ended December 31, 2018 as if the Combination Transactions had occurred on January 1, 2018, the beginning of the periods presented. The historical financial results of ILG are presented separately prior to the Acquisition Date and are included in the results of MVW beginning on the Acquisition Date and thereafter.

The impact of the issuance of the Notes offered hereby and the use of proceeds for the redemption of the Existing IAC Notes and the Existing Exchange Notes, the repayment of a portion of the Revolving Credit Facility and the payment of related fees and expenses are not reflected and are not presented within the unaudited pro forma combined statements of income. The impact of this offering on the cash and cash equivalents and capitalization of MVW as of June 30, 2019, on as adjusted basis, is presented under “Capitalization.”

The unaudited pro forma combined statements of income were prepared using purchase accounting with MVW considered the acquirer of ILG. Under purchase accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill. The unaudited pro forma purchase price allocation was based on preliminary estimates of the fair values of the tangible and intangible assets and liabilities of ILG for purposes of inclusion on the opening balance sheet and which assets and liabilities have been included in the MVW consolidated balance sheet after the Acquisition Date. Following the date of this offering memorandum, MVW will complete the purchase price allocation after considering the fair value of ILG’s assets and liabilities at the level of detail necessary to finalize the required purchase price allocation, which will occur in the third quarter of 2019. Accordingly, the purchase price allocations are preliminary and subject to further adjustments as our analyses are completed. The final purchase price allocation may be different than that reflected in the preliminary purchase price allocation presented herein, and this difference may be material.

In order to make these unaudited pro forma combined statements of income easier to read, MVW refers to the Unaudited Pro Forma Combined Statements of Income, associated adjustments and related information as the “pro forma statements of income” throughout this document. All such statements and information are unaudited and combined, except where such information by its presentation or context applies only to MVW or ILG.

The pro forma statements of income do not reflect the realization of any expected cost savings or other synergies from the acquisition of ILG as a result of integration activities and other cost savings initiatives. MVW currently estimates that synergies and planned integration activities will result in annual combined cost savings of at least $100 million, which are not reflected in the pro forma statements of income, except to the extent realized prior to December 31, 2018 or June 30, 2019, as applicable. Although MVW believes such cost savings and other synergies will be realized, there can be no assurance that these cost savings or any other synergies will be achieved in full or at all. In addition, the pro forma statements of income do not reflect the planned integration and other charges associated with these cost savings, which are expected to be expensed in MVW’s statements of income, except to the extent incurred prior to December 31, 2018 or June 30, 2019, as applicable.

The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions that MVW’s management believes are reasonable as of the date hereof. The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages, which should be read together with the pro forma statements of income.

The pro forma statements of income are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations that the combined MVW and ILG business would have reported had the Combination Transactions been completed on January 1, 2018, the beginning of the earliest period presented, and should not be taken as being indicative of future combined results of operations. The actual results may differ significantly from those reflected in the pro forma statements of income for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma statements of income and actual amounts. As a result, the pro forma statements of income do not purport to be indicative of what the results of operations would have been had the Combination Transactions been completed on the applicable date of the unaudited pro forma statements of income. In addition, the pro forma statements of income do not purport to be indicative of the future results of operations of the combined company.

The pro forma statements of income are based on, and should be read together with, the separate historical consolidated financial statements and accompanying notes of MVW and ILG for the applicable periods, which are incorporated by reference in this offering memorandum:

•

MVW’s consolidated financial statements as of and for (1) the year ended December 31, 2018 included in its Annual Report on Form 10-K filed with the SEC on March 1, 2019 and (2) the six months ended June 30, 2018 in its Quarterly Report on Form 10-Q filed with the SEC on August 2, 2018; and

•	ILG’s consolidated financial statements as of and for the six months ended June 30, 2018 included in its Quarterly Report on Form 10-Q filed with the SEC on August 3, 2018.

Rounding

Calculated values were determined using whole numbers.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2018

(In millions, except per share amounts)

	Historical		Pro forma adjustments for the Combination Transactions excluding this offering and the use of proceeds thereof			Pro forma Combined
	MVW	ILG(a)
REVENUES
Sale of vacation ownership products	$380	$244	$			$624
Management and exchange	148	355		(12)	(b)	487
				(4)	(c)
Rental	149	167				316
Financing	71	47		2	(d)	120
Cost reimbursements	418	131				549

TOTAL REVENUES	1,166	944		(14)		2,096
EXPENSES
Cost of vacation ownership products	103	71		6	(e)	180
Marketing and sales	211	154		(6)	(b)	362
				3	(f)
Management and exchange	75	159		(6)	(b)	227
				(1)	(f)
Rental	117	98				215
Financing	21	15				36
General and administrative	61	122		—	(f)	183
Depreciation and amortization	11	41		(3)	(g)	68
				19	(h)
Litigation settlement	16					16
Royalty fee	31	22				53
Cost reimbursements	418	131				549

TOTAL EXPENSES	1,064	813		12		1,889
(Losses) gains and other (expense) income, net	(6)	(2)				(8)
Interest expense	(9)	(15)		—	(c)	(66)
				(42)	(i)
ILG acquisition—related costs	(20)	(7)		27	(j)	—
Other	(3)	(3)				(6)

INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	64	104		(41)		127
Provision for income taxes	(17)	(33)		12	(k)	(38)

NET INCOME (LOSS)	47	71		(29)		89
Net income attributable to noncontrolling interests	—	(2)		—		(2)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$47	$69		$(29)		$87

See Note 3 to Unaudited Pro Forma Combined Statements of Income

MARRIOTT VACATIONS WORLDWIDE CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2018

(In millions, except per share amounts)

	Historical		Adjustments for the Combination Transactions excluding this offering and the use of proceeds thereof			Pro forma Combined
	MVW	Eight months ended August 31, 2018 of ILG(a)
REVENUES
Sale of vacation ownership products	$990	$332	$			$1,322
Management and exchange	499	473		(15)	(b)	951
				(6)	(c)
Rental	371	224				595
Financing	183	63		2	(d)	248
Cost reimbursements	925	172				1,097

TOTAL REVENUES	2,968	1,264		(19)		4,213
EXPENSES
Cost of vacation ownership products	260	93		9	(e)	362
Marketing and sales	527	208		(8)	(b)	731
				4	(f)
Management and exchange	259	215		(8)	(b)	465
				(1)	(f)
Rental	281	133				414
Financing	65	21				86
General and administrative	198	174		—	(f)	372
Depreciation and amortization	62	55		(5)	(g)	138
				26	(h)
Litigation settlement	46					46
Royalty fee	78	30				108
Cost reimbursements	925	172				1,097

TOTAL EXPENSES	2,701	1,101		17		3,819
Gains (losses) and other income (expense), net	21	27				48
Interest expense	(54)	(19)		—	(c)	(129)
				(56)	(i)
ILG acquisition—related costs	(127)	(41)		168	(j)	—
Other	(4)	1				(3)

INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	103	131		76		310
Provision for income taxes	(51)	(37)		(10)	(k)	(98)

NET INCOME	52	94		66		212
Net loss (income) attributable to noncontrolling interests	3	(2)		—		1

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$55	$92		$66		$213

See Note 3 to Unaudited Pro Forma Combined Statements of Income

Notes to the Unaudited Pro Forma Combined Statements of Income

Giving Effect to the Combination Transactions

Note 1. Consideration Transferred

On the Acquisition Date, shareholders of ILG received 0.165 shares of MVW common stock and $14.75 in cash for each share of ILG common stock. The following table presents the fair value of each class of consideration transferred at the Acquisition Date, as adjusted at June 30, 2019.

(in millions, except per share amounts)
Equivalent shares of MVW common stock issued in exchange for ILG outstanding shares	20.5
MVW common stock price per share as of Acquisition Date	$119.00

Fair value of MVW common stock issued in exchange for ILG outstanding shares	2,441
Cash consideration to ILG shareholders, net of cash acquired of $154 million	1,680
Fair value of ILG equity-based awards attributed to pre-combination service	64

Total consideration transferred, net of cash acquired	4,185
Noncontrolling interests	30

$4,215

Note 2. Preliminary Fair Values of Assets Acquired and Liabilities Assumed

The following table presents our preliminary estimates as of June 30, 2019 of fair values of the assets that we acquired and the liabilities that we assumed on the Acquisition Date.

($ in millions)
Vacation ownership notes receivable	$753
Inventory	474
Property and equipment	373
Intangible assets	1,163
Other assets	662
Deferred revenue	(217)
Deferred taxes	(175)
Debt	(392)
Securitized debt from VIEs	(702)
Other liabilities	(548)

Net assets acquired	1,391
Goodwill(1)	2,824

$4,215

(1)

Goodwill is calculated as total consideration transferred, net of cash acquired, less identified net assets acquired and primarily represents the value that we expect to obtain from synergies and growth opportunities from our combined operations.

Note 3. Pro Forma Adjustments

(a)

The historical financial results of ILG are presented separately prior to the Acquisition Date and are included in the results of MVW beginning on the Acquisition Date and thereafter. Certain presentation changes have been made to the historical presentation of ILG financial information in order to conform to the actual combined MVW presentation in effect following the Combination Transactions. These presentation changes were identified through a review of the historical presentation of ILG financial information, with the effects reflected in the historical ILG figures accordingly.

(b)	To reflect the elimination of intercompany revenue and expenses between MVW and ILG.

(c)

To record decreases in amortized deferred revenue related to the adjustments to fair value of ILG’s deferred revenue based on the purchase price allocation. MVW provisionally estimated the value of ILG’s deferred revenue based on a review of existing deferred revenue balances against ILG’s legal performance obligations.

(d)

To reflect an adjustment to financing revenue to convert interest income recognition from acquired vacation ownership notes receivable to approximate the level-yield method pursuant to Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 310-30, Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality. The level-yield method requires MVW to recognize as interest income the excess of the cash flows expected to be collected on the acquired vacation ownership notes receivable portfolio over the fair value of the portfolio.

(e)

To reflect the impact to cost of sales attributable to the purchase price adjustment remeasuring vacation ownership inventory to fair value, which has a recurring impact following the completion of the Combination Transactions.

(f)

In its adoption of ASC 606, Revenue from Contracts with Customers, MVW elected to apply the practical expedient permitted under the standard to expense costs rather than capitalize costs to obtain a contract as incurred, and ILG elected to capitalize these costs. As MVW has an accounting policy to expense these costs as incurred, this pro forma adjustment reflects the elimination of the amortization associated with these capitalized costs during the respective periods and recognizes an estimate of costs during the respective periods that would have been expensed in order to conform ILG’s accounting policy to that of MVW.

(g)

To reflect a preliminary pro forma adjustment to recognize changes to straight-line depreciation expense resulting from the fair value adjustments to acquired property and equipment. The pro forma adjustments for depreciation expense are based on the preliminary purchase price allocation, which is subject to further adjustments as additional information becomes available and as additional analyses are performed.

(h)

To reflect a preliminary pro forma adjustment to recognize incremental straight-line amortization expense resulting from the allocation of purchase consideration to definite-lived intangible assets subject to amortization. The pro forma adjustments for amortization expense are as follows:

($ in millions)	Estimated Fair Value	Six Months Ended June 30, 2018	Eight Months Ended August 31, 2018	Estimated useful life (in years)
Member relationships	$695	$20	$27	15 – 20
Management contracts	$386	9	12	15 – 20

		29	39
Previously recorded amortization expense of intangibles		(10)	(13)

		$19	$26

(i)

During the third quarter of 2018, in connection with the Combination Transactions, MVW issued $750 million aggregate principal amount of the Existing MORI Notes and entered into the Corporate Credit Facility. The Corporate Credit Facility includes a $900 million term loan facility (“Term Loan”), which matures on August 31, 2025, and a Revolving Credit Facility with a borrowing capacity of $600 million that terminates on August 31, 2023. The Term Loan bears interest at LIBOR plus 2.25%, and borrowings under the Revolving Credit Facility generally bear interest at a floating rate plus an applicable margin that varies from 0.50% to 2.75%.

Pro forma interest expense includes the impact of the Existing MORI Notes, Term Loan and Revolving Credit Facility, including the impact of changes to amortization of debt issuance costs, discounts and purchase accounting adjustments. The pro forma interest expense associated with newly issued debt is based on a weighted average interest rate of 5.45%.

($ in millions)	Six Months Ended June 30, 2018	Eight Months Ended August 31, 2018
Interest expense on new debt	$45	$61
Amortization of debt issuance costs	2	3
Less: historical interest expense on ILG credit facility	(4)	(6)
Less: historical amortization of debt issuance costs	(2)	(3)
Amortization of change in fair value of acquired debt	1	1

	$42	$56

(j)	To reflect the elimination of non-recurring transaction-related expenses incurred by MVW or ILG directly associated with the Combination Transactions.

(k)

To reflect the pro forma tax effect of the adjustments herein at an estimated statutory blended rate of 25.2% for the six months ended June 30, 2018 and the year ended December 31, 2018. We have also adjusted the 2018 income tax expense for the permanent impact of nondeductible transaction costs that are removed as a pro forma adjustment.